SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 1996


                              Donnelly Corporation
             (Exact name of Registrant as specified in its charter)


                                 AMENDMENT NO. 1

         Michigan                       I-9716                   38-0493110
(State or other jurisdiction       (Commission File No.)      (IRS Employer
of incorporation)                                           Identification No.)

414 East Fortieth Street, Holland, Michigan                              49423
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code              (616) 786-7000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)    Financial Statements of Business Acquired

               1. Consolidated financial statements of Hohe GmbH & Co. KG ("Hohe) as of March 31, 1996 and May 31, 1996 (audited).

       (b)    Pro Forma Financial Information

               1. Pro forma condensed combined consolidated balance sheet for the Registrant as of June 29, 1996 (unaudited).

               2. Pro forma condensed combined consolidated statement of income for the Registrant for the year ended June 29, 1996 (unaudited).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 1996

                                                     DONNELLY CORPORATION
                                                     (Registrant)



                                                     /s/  William R. Jellison
                                                     William R. Jellison
                                                     Vice President, Corporate
                                                     Controller, and
                                                     Treasurer

ITEM 7 a.         Financial Statements of Business Acquired


BDO Binder GmbH

Accountant's Report

We have audited the consolidated balance sheets of Hohe GmbH & Co. KG as of March 31, 1996 and May 31, 1996 and the related consolidated statements of income and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in Germany. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The consolidated financial statements and the cash flow statements have been prepared using acceptable accounting principles in Germany. Accordingly, the accompanying financial statements and the cash flow statements are not intended to present the financial position of Hohe GmbH & Co. KG, the results of its operations and its cash flows in conformity with generally accepted U.S. accounting principles.

In our opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of Hohe GmbH & Co. KG at March 31, 1996 and May 31, 1996, the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in Germany and applied on a consistent basis.

Frankfurt am Main, July 12, 1996

BDO Binder GmbH
Wirtschaftsprufungsgesellschaft



/s/  Follner                                /s/  ppa. Scheld
Wirtschaftsprufer                           Wirtschaftsprufer

HOHE GmbH & CO. KG
CONSOLIDATED BALANCE SHEETS
                                                            May 31,    March 31,
In thousands                                                 1996        1996
Assets:
Fixed assets
     Intangible assets
          Franchises, patents, licenses
           and other intangible assets ...............          354          346
          Goodwill ...................................           38           42
                                                                392          388
     Tangible assets
          Land and buildings .........................       32,294       33,452
          Machinery and equipment ....................        8,160        8,611
          Factory, office and other equipment ........        5,610        5,681
          Deposits and construction in progress ......        2,376        2,312
                                                             48,440       50,056
     Investments
          Loans Receivable ...........................        8,842        9,012
                                                             57,674       59,456
Current Assets
     Inventories .....................................       27,749       29,005
     Receivables and other assets
          Trade receivables ..........................       29,031       33,986
          Other assets ...............................          901        1,367
                                                             29,932       35,353
     Cash ............................................        4,468        1,078
     Deferred tax asset ..............................            0            0
                                                             62,149       65,436
Prepaid expenses and deferred charges ................          588          675
Total Assets .........................................     $120,411     $125,567

HOHE GmbH & CO. KG
CONSOLIDATED BALANCE SHEETS - Cont'd
                                                       May 31,        March 31,
In thousands                                            1996            1996
Partners' Equity and Liabilities:
Deficits due to withdrawals and losses ...........     $  (1,592)     $  (2,501)
Silent partner's capital contributions ...........         1,313          1,354
Cumulative translation adjustment ................           168            159
Minority interests ...............................         1,066            936
Accruals
     Accruals for pensions .......................           354            366
     Tax accruals ................................         1,734          2,041
     Other accruals ..............................        10,548          8,668
                                                          12,636         11,075
Accounts Payable
     Amounts owed to banks .......................        37,701         40,837
     Loan from Donnelly Corporation ..............        26,264         27,084
     Amounts owed to insurance companies .........         3,611          3,743
     Due from lease-purchase agreements ..........         1,284          1,414
     Customer deposits ...........................         5,691          8,632
     Trade payables ..............................        20,225         20,948
     Liabilities on bills issued and drawn .......         3,053          2,234
     Other liabilities ...........................         8,953          9,618
                                                         106,782        114,510
     Deferred income .............................            38             34
     Total Equity and Liabilities ................     $ 120,411      $ 125,567

HOHE GmbH & CO. KG
CONSOLIDATED STATEMENTS OF INCOME
                                                    Two Months          Year
                                                       Ended           Ended
                                                      May 31,         March 31,
In thousands                                           1996              1996
Sales ..............................................    $  45,822     $ 229,973
Increase/(decrease) in finished goods
  and work in process inventories ..................         (343)        4,416
Other capitalized costs ............................           71           953
Other operating income .............................          717         2,999
                                                           46,267       238,341
Cost of materials
     Raw materials, supplies and purchased parts ...       24,889       127,932
     Purchased services ............................          698         5,772
                                                           25,587       133,704
Gross Profit .......................................       20,680       104,637
Personnel expenses
     Wages and salaries ............................       10,435        55,368
     Employee benefits and pension costs ...........        1,991        10,650
                                                           12,426        66,018
Amortization on intangible and depreciation
 on tangible fixed assets ..........................        1,184         7,525
Other operating expenses ...........................        3,876        20,324
                                                           17,486        93,867
Income from Operations .............................        3,194        10,770
Other interest and similar income ..................          (77)         (513)
Interest and similar expense .......................        1,137         7,042
Payments to silent partners ........................           16           422
Income before extraordinary items and taxes ........        2,118         3,819
Net extraordinary items ............................          994         2,071
Taxes on income ....................................           36         1,035
Other taxes ........................................           44           145
Net income/(loss) before minority interest .........        1,044           568
Minority interest in profits of
  consolidated subsidiaries ........................          169           636
Consolidated net income/(loss) .....................    $     875     $     (68)


HOHE GmbH & CO. KG
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Two Months       Year
                                                         Ended          Ended
                                                         May 31,       March 31,
In thousands                                              1996           1996
Net income (loss) ..................................     $    875      $    (68)
Depreciation charge ................................        1,111         7,535
Other non-cash expense items .......................           50            88
Internal financing .................................        2,036         7,555
Increase (decrease) in current accruals ............        1,914           338
Gains on disposal of fixed assets ..................           (3)         (149)
(Increase) decrease in inventories, trade
  receivables and sundry other assets ..............        4,981       (10,776)
Increase(decrease) in trade payables and sundry
  other liabilities ................................       (1,960)        9,943
Cash provided by operating activities ..............        6,968         6,911
Proceeds from sales of fixed assets ................           97           795
Payments for purchases of tangible fixed assets ....       (1,166)      (10,808)
Cash used for investing activities .................       (1,069)      (10,013)
Proceeds from borrowing ............................         --          49,133
Payments of loans and other borrowing ..............       (2,359)      (27,384)
Payments to shareholder's (partners) ...............          (32)      (18,489)
Net cash used in financing activities ..............       (2,391)        3,260
Effect of exchange rate changes on cash ............         (118)          (71)
Net Increase in cash and cash equivalents ..........        3,390            87
Cash and cash equivalents, beginning of year .......        1,078           991
Cash and cash equivalents, end of year .............     $  4,468      $  1,078


Note: Our audit report on the consolidated financial statements at March 31, 1996 and May 1996, includes the cash flows of the Company. This statement is in conformity with International Accounting Standards (IAS #7).


                     Donnelly Hohe GmbH & Co. KG, Collenberg

           Consolidated Notes for the Short Fiscal Year April/May 1996


General Disclosures

The entry of Donnelly Holding GmbH as an added Limited Partner of our parent company necessitated a change in the fiscal years of the major subsidiaries. Consequently, the fiscal year now extends from June 1 to May 31 of each subsequent year, and a short fiscal year, running from April 1, 1996 to May 31, 1996 was set up for the group to account for the change.

In its capacity as parent company, Donnelly Hohe GmbH & Co. KG, Collenberg, prepared consolidated financial statements as of May 31, 1996 and a consolidated management report pursuant to Section 11 PublG, including all subsidiaries required to be consolidated.

The  consolidated   financial   statements   prepared  in  accordance  with  the
requirements of PublG and HGB are in compliance with the statutory presentation requirements for classification of balance sheets.

Scope of Consolidation

In accordance with the principles of full consolidation, the consolidated financial statements include the individual financial statements of the parent company, Donnelly Hohe GmbH & Co. KG, Collenberg, and the eight subsidiaries listed below:

                                              Registered              Share of
                                              Place                    Capital
Subsidiary                                    of Business                in %

Hohe Neunkirchen Verwaltungs GmbH             Neunkirchen                100.0
Donnelly Hohe Neunkirchen GmbH & Co. KG       Neunkirchen                100.0
Hohe Schleiz Verwaltungs GmbH                 Schleiz                    100.0
Donnelly Hohe Schleiz GmbH & Co. KG           Schleiz                    100.0
Donnelly Espana S.A.                          Barcelona/Spain             65.0
Hohe I.C.A. Industria de Componentes
para Automoveis, Lda.                         Palmela/Portugal            97.2
Factron AG, Vaduz                             Vaduz, Liechtenstein       100.0
Hohe Anteilstreuhand GmbH                     Frankfurt                  100.0

The company in Portugal, which was formed in 1993, is in the developmental stage, and the buildings are currently used as storage facilities. The subsidiary prepared unaudited financial statements as of March 31, 1996, which are included in the consolidation financial statements of the group.

The inclusion of Factron AG, Vaduz, lessor of the land in Barcelona to Hohe FMB S.A., in the consolidated report was based on the unaudited interim financial statements of the facility in Spain as of March 31, 1996, incorporating expenses allocable to Vaduz.

The inclusion of Hohe Anteilstreuhand GmbH was also based on unaudited financial statements as of May 31, 1995. The existence of Hohe Anteilstreuhand GmbH is no longer necessary since Donnelly Holding was formed.

Consolidation Methods

The assets and liabilities of the subsidiaries included in the consolidated financial statements are valued and accounted for in accordance with the group's uniform accounting and valuation guidelines.

For purposes of the consolidated financial statement preparation, the balance sheets and income statements of the foreign subsidiaries were translated at the spot rate on the balance sheet date or March 31, 1996, as appropriate.

The intercompany receivables and payables were netted together, but were not eliminated because they were immaterial in amount.

Intercompany sales and other intercompany income were netted against the corresponding expenses.

The consolidation was carried out in accordance with the book value method pursuant to Section-301 Para 1 No. 1 HGB at the time of the initial consolidation.

As part of the consolidation, hidden reserves, totaling $2.0 million were released and recorded in the related balance sheet item (land and buildings). Goodwill from subsidiaries is amortized over four years.

Accounting and Valuation Methods

The start-up and expansion costs of business operations are amortized over an estimated useful life of 4 years.

The intangible and tangible fixed assets are stated at acquisition or production cost, net of accumulated amortization and depreciation (straight-line method).

The estimated useful lives of buildings range between 20 and 50 years, and those of machinery and equipment and other equipment and factory and office equipment range between 5 and 10 years. Assets purchased in used condition are depreciated over a useful life of 4 years. Immaterial assets are fully expensed in the reporting period.

Loans receivable are recorded at the amount of loan proceeds, net of any payments. Amounts due from insurance companies are stated at the repurchase values and are included with loans receivable.

The valuation of merchandise inventories is based on average cost.

The production costs of finished goods and work in process include the cost of materials and direct labor, as well as a portion of the production overhead and administrative costs.

Deposits are stated at their nominal amounts.

Receivables and Other Assets are stated at face values. Customer-related default risks were provided for through individual value adjustments, and the general credit risk was provided for through an allowance for doubtful accounts. Long-term, non-interest bearing assets were discounted as required.

The pension accruals were reported at actuarial present values using a discount rate of 6%.

Other accruals represents amounts set aside for all discernible risks and uncertain liabilities based on estimates.

Liabilities are reported at the respective amounts payable.

Receivables and payables in foreign currencies are stated at the exchange rates in effect at the date of transaction. A revaluation at the balance sheet date was carried out only to the extent current exchange rates would lower than the carrying value of receivables or increase the carrying value of liabilities. No currency exchange losses were incurred in the period subsequent to the balance sheet date.

Disclosures to the Consolidated Balance Sheet

The individual fixed asset positions including the depreciation for the year are presented in the consolidated schedule of fixed assets (see Page 11).

Fixed Asset Movement Schedule as of May 31, 1996
                                      Purchase or manufacturing cost                         Depreciation
                        April 1,                      Reclassifi-  May 31,   April 1,                      Reclassifi-  May 31,
$'s in thousands         1996    Additions  Disposals   cations     1996        1996    Additions   Disposals cations      1996
Business start-up
  and expansion cost         8          0          0           0           8          5          0          0          0          5
Intangible assets
concessions and
  licenses ..........        0          0          0           0           0          0          0          0          0          0
Goodwill ............    1,368         58          0         (19)      1,407      1,016         33          0          0      1,049
Advance payments
  on intangible assets     110          0          0           0         110         68          3          0          0         71
                         1,478         58          0         (19)      1,517      1,084         36          0          0      1,120
Tangible assets
Land and buildings ..   47,604          3          0           0      47,607     14,190        216          0          0     14,406
Plant and machinery .   29,952        223         28           7      30,154     20,748        419         28          0     21,139
Fixtures and fittings   28,268        505         10          19      28,782     22,480        415         17          0     22,878
Payments in advance
  and construction
  in progress .......    2,721        173          9          (7)      2,878        409         25          0          0        434
                       108,545        904         47          19     109,421     57,827      1,075         45          0     58,857
Investments
Other loans .........    9,012        205        101           0       9,116          0          0          0          0          0
                       119,043      1,167        148           0     120,062     58,916      1,111         45          0     59,982

Fixed Asset Movement Schedule as of May 31, 1996

                                    Exchange Difference       Net Book Value
                                   April 1,    May 31,       March 31,   May 31,
$'s in thousands                     1996       1996           1996        1996
Business start-up
  and expansion cost .........          (3)          (3)           0           0
Intangible assets
concessions and
  licenses ...................           0            0            0           0
Goodwill .....................          (6)          (4)         346         354
Advance payments
  on intangible ..............           0           (1)          42          38
                                        (6)          (5)         388         392
Tangible assets
Land and buildings ...........          38         (907)      33,452      32,294
Plant and machinery ..........        (593)        (855)       8,611       8,160
Fixtures and fittings ........        (107)        (294)       5,681       5,610
Payments in advance
  and construction
  in progress ................           0          (68)       2,312       2,376
                                      (662)      (2,124)      50,056      48,440
Investments ..................           0         (274)       9,012       8,842
Other loans ..................        (671)      (2,406)      59,456      57,674

Loans receivable ($8.8 million) consist of refinancing and lease-related loans to leasing companies totaling $6.5 million, as well as cash surrender value of life insurance policies of $1.1 million, required as a result of an external tax audit, and additional cash surrender value of $1.0 million. The remaining $0.2 million are for receivables from lease purchase agreements in connection with the Management-Buy-Out (MBO) carried out in 1993/94.

All trade receivables are properly classified as short-term.

The other assets ($0.9 million) consist primarily of VAT prepayments and debit balances of payables.

The prepaid expenses of $0.6 million consist primarily of discounts totaling $0.3 million and rental prepayments totaling $0.3 million.

The deficits due to withdrawals and losses totaled $1.6 million as of May 31, 1996.

The contribution from a silent partner of $1.3 million reported as of the balance sheet date related to Donnelly Hohe Neunkirchen GmbH & Co. KG.

The contribution is contractually available until September 2002. As a result of the move of mirror production from Neunkirchen to Collenberg the silent participation, including all outstanding fixed compensation payments, was repaid in June 1996.

The minority interest of a shareholder from subsidiary ($1.1 million) includes the capital and reserve shares of other shareholders ($0.9 million) and allocations of net income from the two month period, April/May 1996, totaling ($0.2 million).

The pension accruals ($0.3 million) are recorded for a pension granted to a partner in the 1993/94 fiscal year.

The tax accruals of ($1.7 million) include $0.9 million of deferred taxes.

The other accruals ($10.5 million) included $5.4 million for residual risks and contingent liabilities (including an accrual, totaling $2.4 million for the relocation of production from Neunkirchen) and $5.1 million for accrued vacation and other personnel costs. Additional details are provided in the schedule below:

                        Balance                                 Exchange   Balance
$'s                     4/1/96    Usage     Release   Addition  Rate       5/31/96
                                                                Change
Pensions ............   $   367   $     7   $     0   $     5   $     0    $   365
Tax Accruals ........     2,041        52       232        38       (61)     1,734
Personnel Costs
     Accrued Vacation     2,179        70         0     1,214       (75)     3,248
     Other ..........     1,690       172       129       517       (53)     1,853
Other ...............     4,772       204        76       982      (151)     5,323
Restructuring .......        27         0         0        99        (1)       125
Total Accruals ......   $11,076   $   505   $   437   $ 2,855   $  (341)   $12,648


The liabilities, excluding the loan from Donnelly Corp., have maturities as follows:

$'s in Thousands
                                 Up to 1 Year    1 - 5         Over 5
                                                 Years         Years     Total
Liabilities to Banks ..........     $4,246       $31,738       $1,717    $37,701

Liabilities to
  Insurance Companies .........       0.00          0.00        3,611      3,611

Payments Received =
  Customer Prepayments ........      5,691          0.00         0.00      5,691

Trade Payables ................     20,225          0.00         0.00     20,225

Liabilities on Bills
  Issued and Drawn ............      3,053          0.00         0.00      3,053

Liabilities for Lease
  Purchase Agreements .........        628           656         0.00      1,284

Other Liabilities .............      8,953          0.00         0.00      8,953
                                   $42,796       $32,394       $5,328    $80,518


The other liabilities included $2.9 million of tax payables and payables for employee benefits of $1.8 million.

Loan and leasing commitments are collaterized by land and real estate mortgages totaling $69.4 million and by machinery and equipment.

The Donnelly Corp. loan for $26.3 million is available long-term.

Donnelly Corp. has provided a letter of subordination for the loan.

Other financial commitments which are not shown on the balance sheet include leasing commitments and other similar obligations. Residual commitments with a total face value of $8.7 million were in existence as of the balance sheet date.

Disclosures to the Consolidated Income Statement

The sales of $45.8 million (Previous Year: $42.3 million) were attributable mainly to sales of rear view mirrors to domestic and foreign automobile manufacturers.

The other operating income ($0.7 million) consisted primarily of income from the release of accruals.

The cost of materials ($25.6 million) includes $24.9 million of raw materials, supplies and purchased parts and $0.7 million of costs of purchased services.

The personnel expenses include expenses for wages and salaries totaling $10.4 million and employee benefit and pension costs totaling $2.0 million. The total pension expenses amounted to $5 thousand.

The depreciation expense of $1.2 million consists of straight-line depreciation.

Interest and similar expenses ($1.2 million) result primarily from loans and overdraft facilities. Of the total expenses reported under this position, $1.0 million are allocable to Donnelly Hohe GmbH & Co. KG.

The payment to the silent partner relates to the contribution of SIKB at Donnelly Hohe Neunkirchen GmbH & Co. KG.

Consolidated net income for the short fiscal year continued to be affected by extraordinary expenses in connection with the relocation of production from the Neunkirchen location to Collenberg.


Other Disclosures

On average, the Hohe Group employed 1,665 employees during the two-month period covered by the short financial year compared to 1,635 in the previous year. Included in the total are 1,286 industrial workers (Previous Year 1,271) and 379 salaried employees (Previous Year 364).

US GAAP Adjustments

Due to the difference in accounting requirements under German standards and US GAAP virtually all leases classified as operating leases by the Company need to be reclassified as capital leases for US GAAP. The effect of this adjustment for leases on the balance sheet is shown in Table 1 below. It is assumed for purposes of this calculation that the useful lives of the assets over which they would be depreciated are the same as the lease term. Therefore, leasing charges are assumed to approximate the depreciation that would have been recognized if the assets had been capitalized plus the interest element of the financing, with any differences deemed immaterial. The amount to be capitalized for these leases was determined by calculating the present value of the future minimum lease payments using a discount rate of 8% for land and buildings and the implied interest rate for each machinery and equipment lease.

The above mentioned calculation includes one land lease classified as a capital lease for US GAAP. An additional adjustment is calculated to add back to retained earnings the past depreciation. The adjustment is made to the "Deficits due to Withdrawals and Losses" account. The current period lease interest is immaterial.

An adjustment to recognize a deferred tax asset has been calculated as a reconciling item to US GAAP. This asset relates to a loss carry foward. Due to the improved profitability of the Company, it is expected that the carry forward will provide a future tax benefit to the Company. The effects of this adjustment on the balance sheet is shown in Table 1 below. The income statement effect in the current period is deemed immaterial.

TABLE I
US GAAP Balance Sheet Adjustments
                                                                          Adjusted
                                   Balances at                           Balances at
                                   March 31,     Lease      Reclassifying  March 31,
$'s in thousands                   1996          Adjustment   Entries      1996
Assets:
Tangible assets
     Land and buildings ........     32,294       5,210       6,510      44,014
     Plant and machinery .......      8,160       2,600        --        10,760
Loans Receivable ...............      8,842           0      (6,510)      2,332
Inventories ....................     27,749           0      (9,343)     18,406
Customer tooling to be billed ..        158           0       3,492       3,650
Deferred taxation asset ........          0         134           0         134
Total assets ...................    120,411       7,944      (5,851)    122,504

Equity and liabilities:
Payments in advance ............      5,851           0      (5,851)          0
Withdrawals and losses not
  covered by capital
  contributions ................     (2,170)        476           0      (1,694)

Translation gains
  and losses ...................        120          (5)          0         115

Amounts due on finance
  leases .......................          0       7,473           0       7,473

Total equity and
  liabilities ..................    120,411       7,944      (5,851)    122,504


These financial statements were translated from DM's to dollars by the Registrant. All balance sheet accounts, except equity accounts, which were translated assumed historical rates, were translated at the rate in effect at the applicable balance sheet date. The income statements were translated using the average exchange rate for the corresponding period. Translation gains and losses are reported as a separate component of equity.

Collenberg, June 12, 1996

                    Donnelly Hohe GmbH & Co. KG, Collenberg

                 Consolidated Notes for the 1995/96 Fiscal Year


General Disclosures

     In its capacity as parent company, Donnelly Hohe GmbH & Co. KG, Collenberg, prepared consolidated financial statements as of March 31, 1996 and a consolidated management report pursuant to Section 11 PublG, including all subsidiaries required to be consolidated.

     The consolidated financial statements prepared in accordance with the requirements of PublG and HGB are in compliance with the statutory presentation requirements for classification of balance sheets.

Scope of Consolidation

     In accordance with the principles of full consolidation, the consolidated financial statements include the individual financial statements of the parent company, Donnelly Hohe GmbH & Co. KG, Collenberg, and the eight subsidiaries listed below:

                                            Registered                Share of
                                            Place                     Capital
Subsidiary                                  of Business                 in %

Hohe Neunkirchen Verwaltungs GmbH           Neunkirchen                100.0
Hohe Neunkirchen GmbH & Co. KG              Neunkirchen                100.0
Hohe Schleiz Verwaltungs GmbH               Schleiz                    100.0
Hohe Schleiz GmbH & Co. KG                  Schleiz                    100.0
Hohe FMB Fabrica Mecanica
Barcelonesa S.A.                            Barcelona/Spain             65.0
Hohe I.C.A. Industria de Componentes
para Automoveis, Lda.                       Palmela/Portugal            97.2
Factron AG, Vaduz                           Vaduz, Liechtenstein       100.0
Hohe Anteilstreuhand GmbH                   Frankfurt                  100.0

The company in Portugal, which was formed in 1993, is in the developmental stage, and the buildings are currently used as storage facilities. The subsidiary prepared unaudited financial statements as of March 31, 1996, which are included in the consolidated financial statements of the group.

Factron AG, Vaduz, who rents the land in Barcelona to Hohe FMB S.A., was also included in the consolidated financial statements based on unaudited financial statements.

The inclusion of Hohe Anteilstreuhand GmbH in the consolidated report was also based on unaudited financial statements as of December 31, 1995. The existence of Hohe Anteilstreuhand GmbH is no longer necessary since Donnelly Holding was formed.

Consolidation Methods

The assets and liabilities of the subsidiaries included in the consolidated financial statements are valued and accounted for in accordance with the group's uniform accounting and valuation guidelines.

For purposes of the consolidated financial statement preparation, the balance sheets and income statements of the foreign subsidiaries were translated at the spot rate on the balance sheet dates, March 31, 1995 or December 31, 1995, as appropriate.

The intercompany receivables and payables were netted together, but because they were immaterial in amount, they were not eliminated.

Intercompany sales and other intercompany income were netted against the corresponding expenses.

The consolidation was carried out in accordance with the book value method pursuant to Section 301 Para 1 No. 1 HGB at the time of the initial consolidation. As part of the consolidation, hidden reserves in the amount of $2.1 million were released and recorded in the related balance sheet item (land and buildings). Goodwill from subsidiaries is amortized over four years.

Accounting and Valuation Methods

The start-up and expansion costs of business operations are amortized over an estimated useful life of 4 years.

The intangible and tangible fixed assets are stated at acquisition or production cost, net of accumulated amortization and depreciation (straight-line method). The various depreciation methods used among group companies, (e.g. parent company: declining balance; Schleiz subsidiary: accelerated depreciation) were harmonized. The amount of depreciation for the group under the straight line method was higher than the sum of the depreciation recorded by individual companies.

The estimated useful lives of buildings range between 20 and 50 years, and those of machinery and equipment and other equipment and factory and office equipment range between 5 and 10 years. Assets purchased in used condition are depreciated over a useful life of 4 years. Immaterial assets are fully expensed in the year of acquisition.

Loans receivable are recorded at the amount of loan proceeds, net of any payments. Amounts due from insurance companies are stated at their repurchase values and are included with loans receivable.

The valuation of merchandise inventories is based on average cost.

The production costs of finished goods and work in process include the cost of materials and direct labor, as well as a portion of the production overhead and administrative costs.

Deposits are stated at their nominal amounts.

Receivables and Other Assets are stated at face values. Customer-related default risks were provided for through individual value adjustments, and the general credit risk was provided for through an allowance for doubtful accounts. Long-term non-interest bearing assets were discounted, as required.

The pension accruals were reported at the actuarial present values using a discount rate of 6 %.

Other accruals represents amounts set aside for all discernible risks and uncertain liabilities based on estimates.

Liabilities are reported at the respective amounts payable.

Receivables and payables in foreign currencies are stated at the exchange rates in effect at the date of transaction. A revaluation at the balance sheet date was carried out only to the extent current exchange rates would lower the carrying value of receivables or increase the carrying value of liabilities. No currency exchange losses were incurred in the period subsequent to the balance sheet date.

Disclosures to the Consolidated Balance Sheet

The individual fixed asset positions including the depreciation for the year are presented in the consolidated schedule of fixed assets (see Page 20).

Loans receivable ($9.0 million) consist of refinancing and lease-related loans to leasing companies totaling $6.6 million, as well as cash surrender value of life insurance policies of $1.2 million, required as a result of an external tax audit, and additional cash surrender value of $1.0 million. The remaining $0.2 million are for receivables from lease purchase agreements in connection with the Management-Buy-Out (MBO) carried out in 1993/94.

All trade receivables are properly classified as short-term.

The other assets ($1.4 million) consist primarily of VAT prepayments.

Other assets include $0.1 million with a remaining term of more than one year.

Fixed Asset Movement Schedule as of March 31, 1996
                                      Purchase or manufacturing cost                         Depreciation
                        April 1,                      Reclassifi-  March 31,   April 1,                      Reclassifi-  March 31,
$'s in thousands         1995    Additions  Disposals   cations     1996        1995     Additions   Disposals cations      1996
Business start-up
  and expansion cost        9          0          0           0           9          4          1          0           0          5
Intangible assets
concessions and
  licenses ..........       0          0          0           0           0          0          0          0           0          0
Goodwill ............     858        135         18         471       1,446        580        167         48         386      1,085
Advance payments
  on intangible assets    118          0          0           0         118         54         18          0           0         72
                          976        135         18         471       1,564        634        185         48         386      1,157
Tangible assets
Land and buildings ..  49,583        638          6         738      50,953     13,725      1,361         18           8     15,076
Plant and machinery .  25,260      6,087        158         679      31,868     19,137      2,713        221         552     22,181
Fixtures and fittings  29,574      2,533        689      (1,157)     30,261     22,614      3,076        698        (935)    24,057
Payments in advance
  and construction
  in progress .......   3,236        536        114        (731)      2,927        258        190          0           0        448
                      107,653      9,794        967        (471)    116,009     55,734      7,340        937        (375)    61,762
Investments
Other loans .........   9,453        964        769           0       9,648          0          0          0           0          0
                      118,091     10,893      1,754           0     127,230     56,372      7,526        985          11     62,924

Fixed Asset Movement Schedule as of March 31, 1996

                          Exchange Difference    Net Book Value
                         April 1,   March 31,  March 31,  March 31,
$'s in thousands          1995        1996      1995      1996
Business start-up
  and expansion cost         (4)        (4)         1         0
Intangible assets
concessions and
  licenses ..........         0          0          0         0
Goodwill ............        (6)       (15)       272       346
Advance payments
  on intangible .....        (1)        (4)        63        42
                             (7)       (19)       335       388
Tangible assets
Land and buildings ..         0     (2,425)    35,858    33,452
Plant and machinery .      (637)    (1,076)     5,486     8,611
Fixtures and fittings      (115)      (523)     6,845     5,681
Payments in advance
  and construction
  in progress .......         0       (167)     2,978     2,312
                           (752)    (4,191)    51,167    50,056
Investments .........         0       (636)     9,453     9,012
Other loans .........      (763)    (4,850)    60,956    59,456

Prepaid expenses of $0.7 million consist primarily of discounts totaling $0.4 million and rental prepayments totaling $0.3 million.

The deficits due to withdrawals and losses totaled $2.5 million as of March 31, 1996.

Regarding contributions from silent partners ($16.3 million), shown in the prior year, the following should be noted:

Contributions from silent partners to the parent company as of March 31, 1995, in the amount of $14.9 million were repaid during the current year in connection with the entry of the new limited partner, Donnelly Holding GmbH. Donnelly Holding GmbH made a contribution of $3.6 million as a limited partner in the parent company. Donnelly Corporation provided a loan in the amount of $27.1 million.

Donnelly  Corporation  issued  a  subordination  letter  for the  loan of  $27.1 million.

The remaining $1.4 million related to Hohe Neunkirchen GmbH & Co. KG are contractually available until September 30, 2002, but repayment in quarterly installments of $68 thousand is scheduled to begin at December 30, 1997.

However, the relocation of the mirror production from the Neunkirchen location to Collenberg may necessitate repayment at an earlier date.

The minority interest of a shareholder from subsidiary ($0.9 million) includes the capital and reserve shares of other shareholders ($0.3 million) and allocations of net income from 1995/96 totaling $0.6 million.

Pension accruals ($0.4 million) are recorded for a pension granted to a partner in the 1993/94 fiscal year.

The tax accruals of ($2.0 million) include $0.9 million of deferred taxes.

The other accruals ($8.7 million) include $5.0 million for residual risks and estimated liabilities and $3.7 million for accrued vacation pay and other personnel costs. Additional details are provided in the schedule below:


$'s in Thousands        Balance                                 Exchange  Balance
                        4/1/95    Usage    Release    Addition  Rate      3/31/96
                                                                Change
Pensions ............   $   442   $    42   $    36   $    30   $   (27)   $   367
Tax Accruals ........     1,930        27       324       599      (137)     2,041
Personnel Costs
     Accrued Vacation     3,050     2,951         0     2,259      (179)     2,179
     Other ..........     1,816     1,444       193     1,488      (116)     1,551
Other ...............     4,708     2,716       176     3,427      (333)     4,910
Restructuring .......     1,554     1,073       430        28       (52)        27
Total Accruals ......   $13,500   $ 8,253   $ 1,159   $ 7,831   $  (844)   $11,075

The liabilities, excluding the loan from Donnelly Corp., have maturities as follows:

$'s in Thousands                Up to 1 Year   1 - 5        Over 5       Total
                                               Years        Years
Liabilities to Banks ..........    $ 5,167    $   33,731    $   1,939    $40,837
Liabilities to
  Insurance Companies .........       0.00          0.00        3,743      3,743
Payments Received =
  Customer Prepayments ........      8,632          0.00         0.00      8,632
Trade Payables ................     20,948          0.00         0.00     20,948
Liabilities on Bills
  Issued and Drawn ............      2,234          0.00         0.00      2,234
Liabilities for Lease
  Purchase Agreements .........        687           727         0.00      1,414
Other Liabilities .............      9,618          0.00         0.00      9,618
                                   $47,286    $   34,458    $   5,682    $87,426

The other liabilities include $3.2 million of tax payables and payables for employee benefits of $1.9 million.

Loans ($40.8 million) and leasing commitments ($9.0 million) are collaterized by land and real estate mortgages totaling $71.6 million and by machinery and equipment.

Other financial commitments which are not shown on the balance sheet included leasing commitments and other similar obligations. Residual commitments with a total face value of $9.0 million (not discounted) were in existence as of the balance sheet date.

The contingent liabilities pursuant to Section-251-HGB consist of the following:


                                                                       $'s in
                                                                      Thousands
Liabilities from Service Agreements

a) Joint Liability - Leasing- and Lease-Purchase Agreements GOL
     - Hohe Schleiz and Hohe Neunkirchen                              $  1,591
b) Guarantee Statement-Refund "Silent Partners' Contributions"
      Saarbrucken                                                        1,465
c) Comfort Letter for Bance Espirito Santo e Comercial de Lisboa -
      Bank Loan Hohe ICA                                                   592
d) Liability under Recourse Agreement - CL Factoring GmbH                  337
                                                                      $  3,985

Disclosures to the Consolidated Income Statement

Sales of $230.0 million (Previous Year: $206.9 million) are attributed mainly to sales of rear view mirrors to domestic and foreign automobile manufacturers, including $29.8 million allocable to Spanish and Portuguese subsidiaries, net of consolidation adjustments.

Other operating income ($3.0 million) includes income from the release of accruals totaling $1.2 million.

The depreciation expense of $7.5 million consists of straight-line depreciation totaling $7.3 million and a write-down for impairment totaling $190 thousand.

Interest and similar expenses ($7.0 million) result primarily from loans and overdraft facilities. Of the total expenses reported under this position, $5.8 million are allocable to Donnelly Hohe GmbH & Co. KG.

Payment due to profit sharing agreements with silent partners include payments due from the current year as well as fixed payments.

Consolidated net income for the year is significantly affected by extraordinary expenses incurred in connection with the relocation of production from the Neunkirchen location to Collenberg, totaling $2.1 million and costs of consulting services totaling $2.0 million.

Other Disclosures

On average, the Hohe group employed 1,635 employees during the year, compared to 1,625* in the previous year. Included in the total are 1,271 industrial workers (Previous Year 1,266) and 364 salaried employees (Previous Year 359*).

As a result of the entry of Donnelly Holding GmbH as an additional limited partner, we changed the fiscal years of the major subsidiaries. The new fiscal year runs from June 1 to May 31. Accordingly, short financial years are required for the period from April 1, 1996 to May 31, 1996 for the subsidiaries and the consolidated group.

* The previous year's numbers were adjusted to reflect active employees only.

US GAAP Adjustments

Due to the difference in accounting requirements under German standards and US GAAP virtually all leases classified as operating leases by the Company need to be reclassified as capital leases for US GAAP. The effect of this adjustment for leases on the balance sheet is shown in Table 1 below. It is assumed for purposes of this calculation that the useful lives of the assets over which they would be depreciated are the same as the lease term. Therefore, leasing charges are assumed to approximate the depreciation that would have been recognized if the assets had been capitalized plus the interest element of the financing, with any differences deemed immaterial. The amount to be capitalized for these leases was determined by calculating the present value of the future minimum lease payments using a discount rate of 8% for land and buildings and the implied interest rate for each machinery and equipment lease.

The above mentioned calculation includes one land lease classified as a capital lease for US GAAP. An additional adjustment is calculated to add back to retained earnings the past depreciation. The adjustment is made to the "Deficits due to Withdrawals and Losses" account. The current period lease interest is immaterial.

An adjustment to recognize a deferred tax asset has been calculated as a reconciling item to US GAAP. This asset relates to a loss carry foward. Due to the improved profitability of the Company, it is expected that the carry forward will provide a future tax benefit to the Company. The effects of this adjustment on the balance sheet is shown in Table 1 below. The income statement effect in the current period is deemed immaterial.

TABLE I                                                                     Adjusted
US GAAP Balance Sheet Adjustments     Balances at  Capital                 Balances at
                                      March 31,    Lease     Reclassifying  March 31,
$'s in thousands                      1996         Adjustment  Entries       1996
Assets:
Tangible assets
     Land and buildings ..........     33,452       5,573       6,645      45,670
     Plant and machinery .........      8,611       2,871           0      11,482
Loans Receivable .................      9,012           0      (6,645)      2,367
Inventories ......................     29,005           0      (9,633)     19,372
Customer tooling to be billed ....        163           0       1,001       1,164
Deferred taxation asset ..........          0         223           0         223
Total assets .....................    125,567       8,666      (8,632)    125,601

Equity and liabilities:
Payments in advance ..............      8,632           0      (8,632)          0
Withdrawals and losses not
  covered by capital contributions     (2,501)        563           0      (1,938)
Translation gains and losses .....        159         (12)          0         147
Amounts due on finance leases ....          0       8,115        --         8,115
Total equity and liabilities .....    125,567       8,666      (8,632)    125,601


These financial statements were translated from DM's to dollars by the Registrant. All balance sheet accounts, except equity accounts, which were translated assumed historical rates, were translated at the rate in effect at the applicable balance sheet date. The income statements were translated using the average exchange rate for the corresponding period. Translation gains and losses are reported as a separate component of equity.

Collenberg, June 12, 1996

ITEM 7 b.         Pro Forma Financial Information

The Company's investment in Donnelly Hohe GmbH & Co. KG ("Hohe") was previously accounted for using the equity method, with the results of Hohe's operations included in the Company's combined consolidated financial statements from the date of acquisition, April 1, 1995. Due to the purchase of an additional 13 percent of the general partner in Hohe, the Company will begin accounting for the acquisition as a purchase with the result's of Hohe operations included in the Company's consolidated financial statements as of September 29, 1996 (the Company) and September 1, 1996 (Hohe).

The following Pro Forma Condensed Combined Consolidated Balance sheet is derived from the audited balance sheet of the Registrant including the results of Hohe as if the acquisition occurred on June 30, 1996 (the Company) and June 1, 1996
(Hohe). Also presented are the Pro Forma Condensed Combined Consolidated Statements of Income for the year ended June 29, 1996, including Hohe results for the twelve month period ended May 31, 1996, assuming the acquisition occurred at the beginning of the periods represented. The pro forma information presented is based on the historical financial statements of the Company and Hohe for the periods listed. Balance sheet related items are translated for purposes of these statements at the middle exchange rate at the balance sheet date and income related items are translated at the average exchange rate for the period presented.

The pro forma results are not necessarily indicative of the results which would have actually been attained if the acquisition has been consummated on the date indicated, or the results that may be expected in the future.

DONNELLY CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET - Unaudited

                                 Donnelly     Donnelly
                                Corporation     Hohe
                                   and         GmbH &
In thousands    June 29, 1996   Subsidiaries   Co. KG      Adjustments      Notes     Pro Forma
ASSETS
Current assets:
Cash and cash equivalents .....   $   1,303    $   4,468    $    --           --     $   5,771
Accounts receivable, less
  allowances of $571
  and $1,250 ..................      73,658       29,031       (2,363)        --       100,326
Inventories ...................      24,228       18,406         --           --        42,634
Customer tooling to be billed .      19,955        3,650         --           --        23,605
Prepaid expenses and other
  current assets ..............       7,551        1,464         --           --         9,015
Total current assets ..........     126,695       57,019       (2,363)        --       181,351
Property, plant and equipment .     157,161      131,692         --           --       288,853
Less accumulated depreciation .     (57,397)     (68,931)        --           --      (126,328)
Net property, plant and
  equipment ...................      99,764       62,761         --           --       162,525
Investments and advances
  to affiliates ...............      37,932         --        (30,430)       3,4         7,502
Other long-term assets ........       7,101        2,724        5,273          4        15,098
Total assets ..................   $ 271,492    $ 122,504    $ (27,520)        --     $ 366,476

LIABILITIES AND SHAREHOLDERS'
EQUITY

Current liabilities:
Accounts payable ..............   $  44,349    $  24,566    $    (739)         3     $  68,176
Current maturities of
  long-term debt ..............         159        7,496         --           --         7,655
Other current liabilities .....      18,705       19,015         (226)         3        37,494
Total current liabilities .....      63,213       51,077         (965)        --       113,323
Long-term debt, less current
  maturities ..................     101,757       68,837      (26,264)         3       144,330
Deferred income taxes and other      17,670        2,611       (1,396)         3        18,884
Total liabilities .............     182,640      122,525      (28,626)        --       276,539
Minority interest .............        --          1,066         --           --         1,066
Shareholders' equity:
Preferred stock ...............         531         --           --           --           531
Common stock ..................         787         --           --           --           787
Other shareholders' equity ....      87,534       (1,087)       1,106         --        87,553
Total shareholders' equity ....      88,852       (1,087)       1,106          4        88,871
Total liabilities and
  shareholders' equity ........   $ 271,492    $ 122,504    $ (27,520)        --     $ 366,476

The accompanying notes are an integral part of these statements.


The accompanying notes are an integral part of these statements.

DONNELLY CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
                              Donnelly    Donnelly
In thousands   Year Ended    Corporation    Hohe
except per     June 29,         and       GmbH &
share data      1996       Subsidiaries   Co. KG       Adjustments    Notes       Pro Forma
Net sales ................   $ 439,571    $ 225,085    $    (280)      3        $ 664,376
Cost and expenses:
Cost of sales ............     357,830      191,496         (280)      3          549,046
Selling, general
  and administrative .....      38,123       19,718         --         --          57,841
Research and
  development ............      27,728        4,507         --         --          32,235
Restructuring charges ....       2,399        1,309         --         --           3,708
     Operating income ....      13,491        8,055         --         --          21,546
Non operating expenses
  (income):
Interest expense .........       8,102        7,057       (2,551)      3           12,608
Royalty income ...........      (5,239)         (35)        --         --          (5,274)
Interest income ..........      (1,017)        (268)         889       1,3           (396)
Other income, net ........        (704)        (481)        --         --          (1,185)
     Income before
       taxes on income ...      12,349        1,782        1,662       --          15,793
Taxes on income ..........       4,191          710          390       1,2          5,291
     Income before
       minority interest
       and equity earnings       8,158        1,072        1,272       --          10,502
Minority interest in net
  income of subsidiaries .         186         (660)         (18)      4             (492)
Equity in earnings of
  affiliated companies ...         110         --         (1,666)      1           (1,556)
     Net income ..........   $   8,454    $     412    $    (412)      --       $   8,454

Income per share of
  common stock:                 $ 1.08                                             $ 1.08

The accompanying notes are an integral part of these statements.

Notes  To  Pro  Forma  Condensed  Combined  Consolidated   Financial  Statements
(Noncapitalized Unaudited)

(1) To reverse Hohe equity earnings and consolidating adjustments for fiscal 1996, net of tax

$'s in thousands       Year Ended
                        June 29,
                        1996

Income Statement:
     Interest income   (1,662)
     Taxes on income      582
     Equity earnings    1,666

(2)  To record taxes on Hohe

$'s in thousands               Year Ended
                                 June 29,
                                   1996
Income statement:
     Taxes on income (benefit)     (288)

(3)  To eliminate intercompany

$'s in thousands                 Year Ended
                                   June 29,
                                     1996
Income statement:
     Sales .....................       280
     Cost of sales .............      (280)
     Interest income ...........     2,551
     Interest expense ..........    (2,551)

Balance Sheet:
     Accounts receivable .......    (2,363)
     Advances to affiliate .....   (26,263)
     Accounts payable ..........       739
     Other current liabilities .       226
     Long-term debt ............    26,264
     Other long-term liabilities     1,397

(4)  To eliminate investment in affiliate and related minority interest.

$'s in thousands               Year Ended
                                 June 29,
                                  1996
Income Statement:
     Minority interest            (114)
Balance Sheet:
Investment in affiliate         (4,167)
Shareholders' Equity...          5,441
Retained earnings .....         (6,547)
Other long-term assets           5,273